UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) September 15, 2014

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On September 15, 2014 Build-A-Bear Workshop, Inc. (the “Company”) announced that Tina Klocke will terminate her employment with the Company following a transition period. In connection therewith, Ms. Klocke and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) as described in Item 5.02(e) below.

(c)      On September 15, 2014, the Company also announced that it had appointed Vojin Todorovic, 39, as Chief Financial Officer, effective September 15, 2014. The Company is not aware of any (i) family relationship between Mr. Todorovic and any director or executive officer of the Company, or (ii) any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Todorovic had, or will have, a direct or indirect material interest. Mr. Todorovic’s business experience is contained in the Company’s press release, dated September 15, 2014, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, the Company and Mr. Todorovic have entered into an Employment, Confidentiality and Noncompete Agreement (“Agreement”) effective as of the 15th day of September 2014. The Agreement has an initial term of three years from September 15, 2014 and renews from year-to-year thereafter. The Agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the Agreement) or without cause.  Mr. Todorovic may terminate the Agreement for good reason (as defined in the Agreement).  If the Company terminates Mr. Todorovic’s employment without cause or if Mr. Todorovic terminates his employment for good reason, the Company would be obligated to continue his base salary for a period of 12 months after his termination (18 months if such termination occurs within 12 months after a change of control (as defined in the Agreement)), and for the period that welfare benefits are continued under COBRA, the Company will continue to pay the Company’s portion of the medical, dental, and vision plan premiums.  As compensation for his services, Mr. Todorovic will receive an annual base salary at a rate not less than $300,000 which rate will be reviewed annually and be commensurate with similarly-situated executives in similarly-situated firms.  If the Company meets or exceeds certain performance objectives determined annually by our Board of Directors (the “Board”), Mr. Todorovic will receive an annual bonus of not less than 40% of his earned annual base salary, payable in either cash, stock, stock options or a combination thereof.   Mr. Todorovic’s bonus for 2014 performance will be prorated based on the number of full calendar weeks during the fiscal 2014 for which he is employed by the Company. The Agreement also provides that for the term of the Agreement and for one year thereafter, subject to specified limited exceptions, Mr. Todorovic may not become employed by or interested directly or indirectly in or associated with the Company’s competitors who are located within the United States or within any country where the Company has established a retail presence. In the event of his termination due to death, disability, or by the Company without cause, or if Mr. Todorovic terminates his employment for good reason, Mr. Todorovic or his beneficiaries or estate, will still be entitled to a bonus for such year prorated based on the number of full weeks he was employed during the year, subject to achievement of the bonus criteria. If any payments under the Agreement or another arrangement would become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced to the greatest amount payable that would not trigger such excise tax.

The Company has also agreed to pay Mr. Todorovic a signing bonus of $20,000 which Mr. Todorovic has agreed to repay if he voluntarily terminates his employment without good reason or if he is terminated by the Company for cause (as defined in the Agreement) during the first year of employment. In addition, the Company agreed to issue long-term equity incentive compensation with a value of $150,000, 50% in the form of time-based vested restricted stock, 25% in the form of non-qualified stock options to acquire shares of Company common stock at an exercise price equal to the closing price of the Company’s common stock on September 15, 2014, and a long-term performance based cash incentive target award of $37,500.

The foregoing description of the Employment, Confidentiality and Noncompete Agreement is only a summary of certain terms and conditions of these documents and is qualified in its entirety by reference to the Employment, Confidentiality and Noncompete Agreement, which has been filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

(e)     The Separation Agreement referred to in Item 5.02(b) above provides that her employment with the Company will terminate on April 3, 2015 (the “Termination Date”). Ms. Klocke will receive $364,140, less any applicable tax withholding, payable in equal installments in accordance with the Company’s regular payroll dates for 12 months following the Termination Date. During this 12-month period, Ms. Klocke will also receive the amount that the Company has been paying toward her coverage under any of the Company’s medical, dental, vision, long and short term disability and life insurance plans or any other employee welfare benefit plans maintained by the Company in which Employee participates on the Termination Date, also payable in equal installments in accordance with the Company’s regular payroll dates. In addition, Ms. Klocke will remain eligible to receive a bonus under the Company’s 2014 bonus plan for its chief executives, and will remain eligible to receive a bonus under the Company’s 2015 bonus plan for chief executives, in each case to the extent performance and other criteria are met under the respective bonus plans, provided that any bonus for 2015 will be pro rated based on the number of full calendar weeks Ms. Klocke is employed by the Company. On the Termination Date, all of Ms. Klocke’s stock options which have not vested will terminate and all shares of restricted shares which have not vested will be forfeited. All vested unexercised nonqualified stock options will remain exercisable until the earlier of their original expiration date or three months following the Termination Date. Ms. Klocke also agreed to keep Company information secret and confidential and to certain non-compete and restrictions non-solicitation restrictions for one year following termination of employment. Ms. Klocke and the Company agreed to a general release of claims and mutual non-disparagement.

The foregoing description of the Separation Agreement is only a summary of certain terms and conditions of these documents and is qualified in its entirety by reference to the Separation Agreement and General Release, which has been filed as Exhibit 10.2 hereto and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
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10.1	Employment, Confidentiality and Noncompete Agreement, dated September 15, 2014, by and between Vojin Todorovic and Build-A-Bear Workshop, Inc.

10.2	Separation Agreement and General Release, dated September 15, 2014, by and between Tina Klocke and Build-A-Bear Workshop, Inc.

99.1	Press Release dated September 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: September 15, 2014	By:	/s/ Sharon John
	Name:	Sharon John
	Title:	Chief Executive Officer and Chief President Bear
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment, Confidentiality and Noncompete Agreement, dated September 15, 2014, by and between Vojin Todorovic and Build-A-Bear Workshop, Inc.

10.2	Separation Agreement and General Release, dated September 15, 2014, by and between Tina Klocke and Build-A-Bear Workshop, Inc.

99.1	Press Release dated September 15, 2014